Exhibit 107

Calculation of Filing Fee Table

S-8

(Form Type)

MYT NETHERLANDS PARENT B.V.

(Exact Name of Registrant as Specified in its Charter)

Table 1—Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary Shares, quota value approx. €0.000015 per share(1)	457(c) and 457(h)(2)	13,483,343(3)	$10.31(3)	$139,013,266.3	0.00015310	$21,282.99
Equity	Ordinary Shares, quota value approx. €0.000015 per share(4)	—	10,475,800	—	—	—	—
Total Offering Amounts				—	$139,013,266.3	—	$21,282.9
Total Fee Offsets				—	—	—	—
Net Fee Due				—	—	—	$21,282.9

(1)	These common shares are represented by American Depositary Shares, or ADSs, which each represent one common share. ADSs issuable upon deposit of the common share registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-252029).
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and Rule 457(h) promulgated under the Securities Act. The offering price per share and the aggregate offering price are calculated using the average of the $11.06 (high) and $9.56 (low) prices of the Registrant’s Common Shares as reported on the New York Stock Exchange on March 7, 2025, which date is within five business days prior to filing this Registration Statement.
(3)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 shall also cover any additional common shares that become issuable under the Registrant’s Second Amended and Restated MYT Netherlands Parent B.V. 2023 Omnibus Incentive Compensation Plan (the “Plan”) by reason of any dividend, share split or other similar transaction.
(4)	Represents Ordinary Shares that have been issued, or are issuable, under the Plan and were previously registered under the registration statement on Form S-8 (File No. 333-252319 ), as originally filed with the Securities and Exchange Commission (the “Commission”) by the Registrant on January 22, 2021, and on Form S-8 (File No. 333-272241), as originally filed with the Commission by the Registrant on May 26, 2023.

1